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                                                                 EXHIBIT 23.3

                  INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this 462(b) Registration Statement of the Titan Corporation incorporating the Registration Statement on Form S-3 (No. 333-66149) of our report on DBA Systems, Inc. as of June
30, 1997 and 1996 and for each of the years in the three year period ended June 30, 1997, dated August 20, 1997, appearing in the Registration Statement on Form S-4 (No. 333-45719) of The Titan Corporation.

DELOITTE & TOUCHE LLP

Orlando, Florida
December 3, 1998